UMH PROPERTIES, INC.

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 7, 2010

Notice is hereby given that the Annual Meeting of Stockholders (Annual Meeting) of UMH Properties, Inc. (the Company) will be held Monday, June 7, 2010, at 4:00 p.m. at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey, for the following purposes:

1.

To elect two Directors, the names of whom are set forth in the accompanying Proxy Statement, each to hold office until the Company’s annual meeting of stockholders in 2013 and until his successor is duly elected and qualifies;

2.

To consider and vote on a proposal to approve the selection by the Board of Directors of the appointment of PKF, Certified Public Accountants, a Professional Corporation, as the Company’s independent registered public accounting firm for the year ending December 31, 2010;

3.

To consider and vote on a proposal to approve the Company’s 2003 Stock Option and Stock Award Plan, as amended and restated; and

4.

To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The books containing the minutes of the last Annual Meeting of Stockholders, and the minutes of all meetings of the Directors since the last Annual Meeting of Stockholders, will be presented at the Annual Meeting for the inspection of the stockholders.  Only stockholders of record at the close of business on April 12, 2010 will be entitled to vote at the Annual Meeting and at any adjournments thereof.

IF YOU ARE UNABLE TO BE PRESENT IN PERSON, STOCKHOLDERS MAY VOTE PRIOR TO THE MEETING USING THE METHODS DETAILED ON PAGE 3 OF THIS PROXY STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS

ELIZABETH CHIARELLA

SECRETARY

April 23, 2010

UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

__________

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

JUNE 7, 2010

__________

SOLICITATION AND REVOCATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of UMH Properties, Inc. (the Company) of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on June 7, 2010, and at any adjournments thereof, for the purposes listed in the preceding Notice of Annual Meeting of Stockholders.  This Proxy Statement and the accompanying Proxy Card are being distributed on or about April 23, 2010 to stockholders of record on April 12, 2010.

A copy of the Annual Report, including financial statements, is being mailed herewith, and is available on the Company’s website at www.umh.com.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the U.S. Securities and Exchange Commission (SEC), you are able to obtain proxy materials via the Internet, instead of being mailed printed copies of those materials. This will expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources.  Please visit the website www.proxyvote.com to view electronic versions of proxy materials and the Company’s 2009 Annual Report, and to request electronic delivery of future proxy materials.  Have your Proxy Card or notice of internet availability in hand when you access the website and follow the instructions. You will need your 12 digit Control Number which is located on your proxy card or notice of internet availability.

VOTING RIGHTS

Only holders of the Company’s $.10 par value common stock (Common Stock) of record as of the close of business on April 12, 2010, are entitled to vote at the Annual Meeting.  As of the record date, there were issued and outstanding 12,541,449 shares of Common Stock, each share being entitled to one vote on any matter which may properly come before the Annual Meeting.  Said voting right is non-cumulative.  The holders of a majority of the outstanding shares of Common Stock shall constitute a quorum.  If a quorum is present, a plurality of the votes cast at the Company’s Annual Meeting of Stockholders is required to elect a director. Cumulative voting in the election of directors is not permitted.  Approval of the proposal to ratify the selection of PKF, Certified Public Accountants, a Professional Corporation, as the

Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, or the proposal to approve the Company’s 2003 Stock Option and Stock Award Plan, as amended and restated, require the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.  Abstentions and properly executed broker non-votes are not considered votes cast and will have no effect on the results of the election of directors or on the vote on any of the proposals to be considered at the Annual Meeting.

VOTING METHODS

Stockholders may vote using any of the following methods:

By Telephone or on the Internet

You can vote by calling the toll-free telephone number on your Proxy Card or Notice. Please have your Proxy Card or Notice in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.  The website for Internet voting is www.proxyvote.com. Please have your Proxy Card or Notice handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.  Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 pm. Eastern Daylight Time on June 6, 2010. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, the Company recommends that you follow the voting instructions in the materials you receive.  If you vote by telephone or on the Internet, you do not have to return your Proxy Card.

By Mail

If you received your Annual Meeting materials by mail, you may complete, sign and date the Proxy Card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed Proxy Card but do not indicate your voting preferences, the persons named in the Proxy Card will vote the shares represented by that proxy as recommended by the Board of Directors.

In Person at the Annual Meeting

All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

Any stockholder giving the accompanying proxy has the power to revoke it at any time before it is exercised at the Annual Meeting by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy card bearing a later date, or by appearing at the meeting and voting in person.  Shares represented by properly executed proxies will be voted as specified thereon by the stockholder.  Unless the stockholder specifies otherwise, such proxies will be voted FOR the proposals set forth in the Notice of Annual Meeting.

  The cost of preparing, assembling and distributing this Proxy Statement and form of proxy, and the cost of soliciting the proxies related to the Annual Meeting will be borne by the Company.  The Company does not intend to solicit proxies otherwise than by use of the mail, internet and telephone, but certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s charter and bylaws provide for a classified board of directors comprised of Class I, II, and III directors. Class I directors are scheduled to be elected at the Annual Meeting to serve until the Company’s annual meeting of stockholders in 2013 and until their successors are duly elected and qualify. The two nominees for election as Class I directors are set forth below. In the event any nominee is unable to serve or will not serve as a director before the Annual Meeting, the proxy holders will vote all proxies received by them for any nominee designated by the Company’s Board of Directors. In the event that additional persons are nominated for election as Class I directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominee. As of the date of this proxy statement, the Company’s Board of Directors is not aware of any other individual who may properly be nominated for election as Class I directors at the Annual Meeting or of any nominee who is unable or unwilling to serve as director. The nominees listed below are currently each serving as a director of the Company.

The proxies solicited cannot be voted for a greater number of persons than the nominees named.

Stephen B. Wolgin, nominee for director, is also a director of Monmouth Real Estate Investment Corporation (Monmouth), a publicly-owned affiliate of the Company.  In addition, the Officers and Directors of the Company may engage in real estate transactions for their own account, which transactions may also be suitable for the Company.  In most respects, the activities of the Company and Monmouth are not in conflict, but rather complement each other.  However, the activities of the Officers and Directors of the Company on behalf of Monmouth, or for their own account, may on occasion conflict with those of the Company and deprive the Company of favorable opportunities.  It is the opinion of the Officers and Directors of the Company that there have been no conflicting transactions since the beginning of the last fiscal year.

The following table sets forth information regarding the Directors standing for election and the Directors whose terms continue beyond the Annual Meeting:

CLASS I DIRECTORS STANDING FOR ELECTION

Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

James E. Mitchell	69	Independent Director. Attorney at Law; General Partner, Mitchell Partners, L.P. (1979 to present); President, Mitchell Capital Management, Inc. (1987 to present). Former Senior VP & General Counsel, Century 21 Real Estate.	2001

Stephen B. Wolgin	56	Independent Director. Managing Director of U.S. Real Estate Advisors, Inc. (2000 to present), a real estate advisory services group based in New York; Partner with the Logan Equity Distressed Fund (2007 to present); Director (2003 to present) of Monmouth Real Estate Investment Corporation, an affiliated company; prior affiliations with J.P. Morgan, Odyssey Associates, The Prudential Realty Group, Standard & Poor’s Corporation and Grubb and Ellis.	2007

CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2011

Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Richard H. Molke	83	Independent Director. General Partner of Molke Family Limited Partnership (1994 to present).	1986

Eugene Rothenberg	77	Independent Director. Retired physician. Director (2007 to present) of Monmouth Real Estate Investment Corporation, an affiliated company.	1977

CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2012

Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Anna T. Chew	51	Vice President and Chief Financial Officer (1995 to present), Controller (1991 to 1995) and Director. Certified Public Accountant; Chief Financial Officer (1991 to present) and director (1993 to 2004, and 2007 to present) of Monmouth Real Estate Investment Corporation, an affiliated company.	1995

Eugene W. Landy	76	Chairman of the Board (1995 to present), President (1969 to 1995) and Director. Attorney at Law; President, Chief Executive Officer and Director (1968 to present) of Monmouth Real Estate Investment Corporation, an affiliated company. Graduate of Yale Law School.	1969

Samuel A. Landy	49	President (1995 to present), Vice President (1991 to 1995) and Director. Attorney at Law; Director (1989 to present) of Monmouth Real Estate Investment Corporation, an affiliated company.	1992

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ELECTION OF THE TWO NOMINEES NAMED ABOVE

Director Independence

After the Annual Meeting, the Company will have a Board of Directors consisting of seven members.  The Board of Directors has determined that four members, James E. Mitchell, Richard H. Molke, Eugene Rothenberg and Stephen B. Wolgin, are independent as defined by the rules of the Securities and Exchange Commission (SEC) and the listing standards of the NYSE Amex.  Three members, Anna T. Chew, Eugene W. Landy, and Samuel A. Landy, are not considered independent directors because of their employment as senior executives of the Company.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors had four meetings during the last fiscal year.  No Director attended fewer than 75% of the Board of Director meetings and Committee meetings.  The Company does not have a policy concerning Directors attendance at the Annual Meeting of Shareholders.  Three Directors attended the Company’s 2009 Annual Meeting of Shareholders.

The Company has a standing Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.

Corporate Governance

The Company has a Code of Ethics that is applicable to all officers and management employees, including, without limitation the principal executive and senior financial officer.  The Audit Committee is charged with administering and interpreting the Code of Ethics.  The Code of Ethics is available on the Company website at www.umh.com under the tab, Corporate Governance.

Board Leadership

Eugene W. Landy is the Chairman of the Board of Directors.  Samuel A. Landy, the Company’s President and Chief Executive Office, is also a member of the Board of Directors.  The Company believes that this structure helps ensure critical and independent thinking with respect to the Company’s strategy and performance, while ensuring that management’s insight is directly available to the directors in their deliberations.  The Board of Directors does not have a lead independent director.

Audit Committee

The Audit Committee of the Board of Directors is responsible for matters relating to risk oversight which includes reviewing and overseeing financial reporting, policies and procedures and internal controls, retaining the independent registered public accounting firm, approving the audit fees, and discussing the independence of the independent registered public accounting firm.  It also oversees the internal audit function, legal and regulatory compliance and adherence to the Code of Business Conduct and Ethics, establishing procedures for complaints received regarding the Company’s accounting, internal accounting controls and auditing matters.  In addition, the Audit Committee prepares the Audit Committee Report which is included in the Company’s annual proxy statements.    The Audit Committee had four meetings during the fiscal year, including an executive session with the independent registered public accounting firm, in which management did not attend.

The current members of the Company’s Audit Committee are James E. Mitchell, Richard H. Molke, Eugene Rothenberg and Stephen B. Wolgin.  The Board has determined that each member of the Audit Committee is independent as defined by the rules of the SEC and the listing standards of the NYSE Amex, and that each of them is able to read and understand fundamental financial statements.  The Board has also determined that James E. Mitchell and Stephen B. Wolgin are “audit committee financial experts” within the meaning of the rules of the SEC and are “financially sophisticated” within the meaning of the rules of the NYSE Amex.

Compensation Committee

The Compensation Committee evaluates the performance of the Chairman of the Board and the President in light of the Company’s goals and objectives, determines the executive officers’ compensation, which includes base salary and bonus, and administers the Company’s 2003 Stock Option and Stock Award Plan.  The Compensation Committee had one meeting during the last fiscal year.  The current members of the Compensation Committee are James E. Mitchell, Richard H. Molke, Eugene Rothenberg and Stephen B. Wolgin.  The Board has determined that each member of the Compensation Committee is independent as defined by the rules of the SEC and the listing standards of the NYSE Amex.  Our Compensation Committee does not operate under a written charter.

Nominating Committee

The Nominating Committee identifies, considers and recommends candidates to serve as members of the Board of Directors and makes recommendations regarding the structure and composition of the Board of Directors and Committees.  The Nominating Committee had one meeting during the last fiscal year.  The current members of the Nominating Committee are James E. Mitchell, Richard H. Molke, Eugene Rothenberg and Stephen B. Wolgin.   The Board has determined that each member of the Nominating Committee is independent as defined by the rules of the SEC and the listing standards of the NYSE Amex.  Our Nominating Committee does not operate under a written charter.

The principal function of the Nominating Committee is to review and select candidates for nomination to the Board of Directors. The Nominating Committee will consider director candidates recommended by the Company's stockholders. Recommendations with regard to nominees for election to the Board of Directors may be submitted by any stockholder entitled to vote for the election of directors in writing, received by the Secretary of the Corporation at least 90 days but not more than 120 days prior to the first anniversary of the date on which the Company mailed its proxy materials for the prior year's annual meeting of stockholders.  Each notice of nomination must set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of common stock of the Company which are beneficially owned by each such nominee, and (iv) such other information as required by the SEC pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (Exchange Act).

In connection with the formation of the Nominating Committee, the Company's Board of Directors established certain minimum qualifications for board members, including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Nominating Committee may consider a variety of other qualities and skills, including (i) the ability to exercise independent decision-making, (ii) the absence of conflicts of interest and, (iii) the ability to work effectively with other directors in collectively serving the long-term interests of all stockholders. Nominees must also meet any applicable requirements of SEC regulations, state law, and the Company's articles of incorporation and bylaws.

The Nominating Committee has established a process for identifying and evaluating nominees for director. The Nominating Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chairman of the Nominating Committee will then initiate the search, seeking input from other directors and senior management, considering nominees previously submitted by stockholders, and, if deemed necessary or appropriate, hiring a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will then be identified and presented to the Nominating Committee by the Committee Chairman. The Nominating Committee will then prioritize the candidates and determine if the Nominating Committee members, other directors or senior management have relationships with the preferred candidates and can initiate contacts. To the extent feasible, all of the members of the Nominating Committee and the President will interview the prospective candidate(s). Evaluations and recommendations of the interviewers will be submitted to the Nominating Committee for final evaluation. The Nominating Committee will meet to consider such recommendations and to approve the final candidate. The Nominating Committee will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.

To date, there are no third parties being compensated for identifying and evaluating candidates.

Independent Director Meeting

The Company’s independent directors, as defined under the listing standards of the NYSE Amex, have established a policy to meet separately from the other directors in a regularly scheduled executive session at least annually, and at such times as may be deemed appropriate by the Company’s independent directors.  Any independent director may call an executive session of independent directors at any time.

Stockholder Communications

The Company has established procedures for stockholders to communicate with the Board of Directors on a confidential basis. Stockholders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Company at 3499 Route 9 North, Suite 3-C, Freehold, NJ  07728. The mailing envelope must contain a clear notation indicating that the enclosed mailing is a “Stockholder-Board Communication” or “Stockholder-Director Communication”. All such letters must identify the author as a stockholder and clearly state whether the intended recipients of the letter are all of the members of the Board or just certain specified individual directors.  The Secretary will make copies of all such letters and circulate them to the directors addressed. If a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is “Confidential”.  The Secretary will then forward such communication, unopened, to the intended recipient.

Code of Conduct

The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, and employees of the Company, including its principal executive officers and principal financial officer.  This code is posted on our website at http://www.umh.com.  During 2009, no violations of the Code of Business Conduct and Ethics were reported nor were any waivers granted.

PROPOSAL 2

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On June 25, 2008, the Company dismissed Reznick Group, P.C. as the Company’s independent registered public accounting firm. The decision to change accountants was approved by the Audit Committee of the Board of Directors of the Company.

The audit reports of Reznick on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  The audit reports of Reznick on the effectiveness of internal control over financial reporting as of December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the two fiscal years ended December 31, 2007 and the subsequent interim period preceding such dismissal, there were no (1) disagreements with Reznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Reznick, would have caused them to make reference to the subject matter of the disagreements in connection with its report or (2) reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Reznick with a copy of the disclosure contained in Form 8-K filed on June 30, 2008 and requested that Reznick furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  Reznick’s letter, dated June 26, 2008, is filed as Exhibit 16.1 to the Form 8-K filed on June 30, 2008.

Effective as of June 25, 2008, the Company engaged PKF, Certified Public Accountants, a Professional Corporation (PKF) as the Company’s independent registered public accounting firm, to audit the Company’s consolidated financial statements.  The decision to engage PKF was approved by the Audit Committee of the Board of Directors as of such date.

At the Company’s annual meeting of stockholders, the Company’s common stockholders will be asked to consider and vote on a proposal to approve the appointment of PKF as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The Company’s charter and bylaws do not require that its stockholders ratify the appointment of PKF as the Company’s independent registered public accounting firm. The Company is asking its common stockholders to ratify this appointment as a matter of good corporate practice. If the Company’s common stockholders do not ratify the appointment of PKF, the Company’s Audit Committee will reconsider whether or not to retain PKF as the Company’s independent registered public accounting firm, but may determine to do so. Even if the appointment of PKF is ratified by the Company’s common stockholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company. The Company expects a representative of PKF to be present at the Annual Meeting either to make a statement or to respond to appropriate questions.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE APPOINTMENT OF PKF, CERTIFIED PUBLIC ACCOUNTANTS, A PROFESSIONAL CORPORATION, AS THE COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010

PROPOSAL 3

APPROVAL OF THE COMPANY’S 2003 STOCK OPTION AND STOCK AWARD PLAN, AS AMENDED AND RESTATED

              The Board of Directors has adopted, subject to shareholder approval, an amendment and restatement of the UMH Properties, Inc. 2003 Stock Option and Stock Award Plan (the Plan), and recommends that the shareholders approve the Plan.  A copy of the Plan, as amended and restated is set forth in Appendix A attached to this Proxy Statement.

The shareholders of the Company first approved the Plan in 2003.  The principal purpose of the Plan is to provide a means to attract, motivate and retain Directors, officers and key employees and to further the growth and financial success of the Company by aligning the interests of the Company’s Directors, officers and key employees with the interests of the Company’s common stockholders through the ownership of equity in the Company and other incentives.  The Plan replaced the Company’s 1994 Stock Option Plan, which, pursuant to its terms, terminated on December 31, 2003.  Outstanding grants under the Company’s 1994 Stock Option Plan will continue to be subject to its terms. As of the record date, there were options to purchase 683,000 shares outstanding, and 843,188 shares available for additional awards under the Plan.

              To be able to continue to attract, motivate and retain qualified individuals as Directors, officers and key employees of the Company, the Board of Directors has adopted, subject to stockholder approval, an amendment to the Plan.  The amendment and restatement adopted by the Board of Directors made two substantive changes:  (1) the inclusion of Directors as participants in the Plan, and (2) the ability to grant restricted stock to Directors, officers and key employees.  The amendment and restatement also made other conforming, technical and other nonsubstantive changes.  There was no change to the total number of shares subject to grant under the Plan.  The Plan also makes certain modifications and clarifications, including concerning administration and compliance with applicable tax rules, such as Section 162(m) of the Internal Revenue Code.

The following is a brief summary of the principal features of the Plan and its operation. The summary is qualified in all respects by the specific language of the full text of the amended and restated Plan, a copy of which is attached as Appendix A hereto.

SUMMARY OF THE COMPANY’S 2003 STOCK OPTION AND STOCK AWARD PLAN, AS AMENDED AND RESTATED

Administration of the Amended and Restated Plan

The Plan will be administered by the Compensation Committee of the Company’s Board of Directors, comprised of two or more Directors of the Company, none of whom may be officers or employees of the Company and all of whom will be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and “outside directors” (as required by Section 162(m) of the Internal Revenue Code). The members of the Company’s Compensation Committee will be appointed from time to time by, and will serve at the pleasure of, its Board of Directors. Currently, the Company’s Compensation Committee consists of James E. Mitchell, Richard H. Molke, Eugene Rothenberg and Stephen B. Wolgin.

The Company’s Compensation Committee has the sole discretion to administer and construe the Plan in accordance with its provisions. Subject to the terms of the Plan, the Compensation Committee’s authority includes the power to:

•	determine persons eligible for awards and who shall receive awards;
•	prescribe the terms and conditions of the awards;
•

determine the time or times and conditions subject to which awards may be exercised or become vested, deliverable, exercisable, or as to which any restrictions (including, without limitation, any restrictions) may apply or lapse;

•	accelerate the time at which all or any part of an option may become vested or exercisable or accelerate the time at which the restrictions on any restricted stock award may lapse;
•	amend or modify the terms and conditions of an award with the consent of the participant;
•	interpret, construe and implement the Plan and the awards;
•	adopt rules, policies and other procedures for administration, interpretation and application of the Plan as are consistent with the terms of the plan;
•	interpret, amend or revoke any such rules, policies and procedures; and
•	make determinations necessary or advisable for the administration of the Plan and the awards granted thereunder.

Shares Subject to Awards

The maximum number of shares that may be issued under the Plan is 1,500,000 shares, of which 843,188 shares are available for awards, as of the record date. If and to the extent that an award made under the Plan is forfeited, terminated, expires or is canceled unexercised, the number of shares associated with the forfeited, terminated, expired or canceled portion of the award shall again become available for additional awards under the Plan. Currently, the number of awards to be granted under the Plan is not determinable.

 Eligibility to Receive Awards

Directors and key employees of the Company and any of its subsidiaries will be eligible to receive one or more grants of options or restricted stock awards under the Plan. Currently, there are approximately twenty individuals that we consider to be directors or key employees of the Company.

Options

            Subject to the terms and provisions of the Plan, options may be granted to participants at any time and from time to time as determined by the Company’s Compensation Committee. The Compensation Committee will determine the number of shares subject to each option. The Compensation Committee may grant incentive stock options (“ISOs”), which are entitled to favorable tax treatment, to employees of the Company or one of its subsidiaries, nonqualified stock options (“NSOs”), or any combination thereof. Not more than 200,000 shares of the

Company’s common stock may be granted as options in any one fiscal year to a participant under the Plan. In general, each option may be exercised only after one year of continued employment with the Company (or service as a director) or one of its subsidiaries immediately after the date the option is granted.  Certain acceleration of exercisability may occur in the event of a “change in control” as defined in the Plan.

The Company’s Compensation Committee will set the exercise price of each option. In the case of a NSO, the exercise price must equal at least 100% of the fair market value of a share on the date granted. In the case of an ISO, the exercise price must equal at least 100% of the fair market value of a share on the date granted or, consistent with Section 422(c)(5) of the Internal Revenue Code, if the participant (together with persons whose stock ownership is attributed to the participant pursuant to Section 424(d) of the Internal Revenue Code) owns stock possessing more than 10% of the total combined voting power of all classes of The Company stock or any of its subsidiaries on the date the option is granted, 110% of the fair market value of a share.  To determine fair market value of the Company’s stock, the Compensation Committee will use a reasonable valuation method that is consistent with Section 409A of the Internal Revenue Code.

The aggregate fair market value (determined on the date of grant) of the shares with respect to which ISOs are exercisable for the first time by any participant during any calendar year (under all plans of the Company and its subsidiaries) may not exceed $100,000.

The exercise price of each option must be paid in full in cash or its equivalent at the time of exercise. The Company’s Compensation Committee may also allow exercise by other means, including by tendering previously acquired shares. Options expire at the times established by the compensation committee (or earlier in the event that the participant’s employment or directorship is terminated), but generally not later than 10 years after the date of grant.

Except as otherwise permitted by the Company’s Compensation Committee in the case of an ISO, an option granted under the Plan generally may not be transferred. The Compensation Committee may permit a transfer, upon a participant’s death, to beneficiaries designated by the participant.

Restricted Stock

Subject to the terms and provisions of the Plan, restricted stock may be granted to participants at any time and from time to time as determined by the Company’s Compensation Committee. The Compensation Committee determines the recipients of restricted stock award; the number of restricted shares to be awarded; the length of the restricted period of the award; the restrictions applicable to the award including, without limitation, the employment or retirement status of the participant; rules governing forfeiture and restrictions applicable to any sale, assignment, transfer, pledge or other encumbrance of the restricted stock during the restricted period; and the eligibility to share in dividends and other distributions paid to the Company’s stockholders during the restricted period. The maximum number of Shares underlying Restricted Stock Awards that may be granted in any one fiscal year to a Participant shall be one hundred thousand (100,000), subject to certain adjustments in the case of a corporate reorganization.

Unless otherwise provided for in an underlying restricted stock award agreement, if a participant’s status as an employee or director of the Company is terminated by reason of death or disability, the restrictions will lapse on such date.  Unless otherwise provided for in an underlying restricted stock award agreement, the Plan provides that if an individual’s status as an employee or director is terminated by reason of retirement following an involuntary termination (other than for “cause” as defined in the Plan), the restrictions will generally lapse, unless the restricted stock award is intended to constitute “performance based” compensation for purposes of Section 162(m) of the Internal Revenue Code.  If a participant’s status as an employee or director terminates for any other reason, the Plan provides that a participant will generally forfeit any outstanding restricted stock awards, unless otherwise indicated in the applicable award agreement.  Shares of restricted stock that are forfeited become available again for issuance under the Plan.  The Compensation Committee has the authority to accelerate the time at which the restrictions may lapse whenever it considers that such action is in the best interests of the Company and of its stockholders, whether by reason of changes in tax laws, a “change in control” as defined in the Plan or otherwise.

U.S. Federal Income Tax Aspects of the Plan

A recipient of a stock option will not have taxable income on the date of grant. Upon exercise of NSOs, the participant will recognize ordinary income equal to the difference between the fair market value of the shares of the Company’s common stock on the date of exercise and the price paid for the shares. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss if the shares are held for more than 12 months after exercise.

The purchase of shares of the Company’s common stock upon exercise of an ISO will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares either will be long-term capital gain or loss or ordinary income, depending upon how long the participant holds the shares. Any ordinary income recognized will be in the amount, if any, by which the lesser of (1) the fair market value of such shares on the date of exercise, or (2) the amount realized from the sale, exceeds the exercise price.

In general, the Company will be entitled to a tax deduction in respect of an exercise of an NSO granted under the Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income.  The Company’s deduction in respect of an exercise of an ISO may be limited, however.

A recipient who receives restricted stock may make an election under Section 83(b) of the Internal Revenue Code (a "Section 83(b) Election") to have the grant taxed as compensation income at the time of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted shall be taxed as a capital gain (or loss) upon a subsequent sale of the shares.  However, if the recipient does not make a Section 83(b) Election, then the grant will be taxed as ordinary compensation income at the full fair market value (less any amount paid therefor by the recipient) on the date that the restrictions imposed on the shares expire. Unless a recipient makes a Section 83(b) Election, any dividends paid on the stock subject to the restrictions are compensation income to the grantee, to the extent the individual may be entitled to such dividends.  The Company’s deduction will generally be an amount equal to the amount recognized as ordinary income by a recipient at such times as are recognized by such recipient. Payments under the Plan to certain employees may be delayed 6 months if required to avoid the imposition of additional tax under Section 409A of the Internal Revenue Code.

The Company is generally entitled to an income tax deduction for any compensation income taxed to the recipient on restricted stock, including dividends paid on the stock, subject to the limitations of Section 162(m) of the Internal Revenue Code.

Amendments and Termination of the Plan

The Company’s Board of Directors generally may amend or terminate the Plan, or any part of the Plan, at any time and for any reason, except that an amendment will not be effective without the approval of the Company’s common stockholders if and to the extent required to maintain the Plan’s qualification under the Internal Revenue Code, by the applicable rules of any national securities exchange or by any applicable law. The amendment, suspension or termination of the Plan will not, without the consent of a participant, alter or impair any rights or obligations under any award granted to such participant. No award may be granted during any period of suspension or after termination of the Plan.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR”  THE  PROPOSAL TO APPROVE THE COMPANY’S 2003 STOCK OPTION AND STOCK AWARD PLAN, AS AMENDED AND RESTATED

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information with respect to the beneficial ownership of the Company’s common stock (Shares) as of April 12, 2010 by:

•

each person known by the Company to beneficially own more than five percent of the Company’s outstanding Shares;

•

the Company’s directors;

•

the Company’s executive officers; and

•

all of the Company’s executive officers and directors as a group.

Unless otherwise indicated, the person or persons named below have sole voting and investment power and that person’s address is c/o UMH Properties, Inc., Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728.  In determining the number and percentage of Shares beneficially owned by each person, shares that may be acquired by that person under options exercisable within sixty (60) days of April 12, 2010 are deemed beneficially owned by that person and are deemed outstanding for purposes of determining the total number of outstanding Shares for that person and are not deemed outstanding for that purpose for all other stockholders.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Shares Outstanding (2)
Wells Fargo & Company 733 Marquette Avenue, 5th Floor Minneapolis, MN 55402	971,601(3)	7.75%
Monmouth Real Estate Investment Corporation	176,660(4)	1.41%
Anna T. Chew	168,146(5)	1.33%
E. Landy	1,180,011(6)	9.41%
Samuel A. Landy	563,886(7)	4.38%
Michael P. Landy	200,634(8)	1.60%
James E. Mitchell	178,375(9)	1.42%
Richard H. Molke	109,656(10)	*
Eugene D. Rothenberg	84,288(11)	*
Stephen B. Wolgin	6,494(12)	*
Directors and Officers as a Group * Less than 1%	2,491,490	19.25%

___________________________

(1)

Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all Shares listed.

(2)

Based on the number of Shares outstanding on April 12, 2010, which was 12,541,449 Shares.

(3)

Based on Schedule 13G as of December 31, 2009, filed with the SEC by Wells Fargo & Company, Wells Fargo & Company owns 971,601 Shares as of the close of business on that date.  This filing indicates that Wells Fargo has sole voting power for 681,915 shares and sole dispositive power for 971,601 with respect to those shares.

(4)

Based on Schedule Form 4 filed on December 15, 2009, filed with the SEC by Monmouth Real Estate Investment Corporation, which indicates that Monmouth Real Estate Investment Corporation has sole voting and dispositive power with respect to 176,660 shares.

(5)

Includes (a) 96,377 Shares owned jointly with Ms. Chew’s husband, (b) 11,769 Shares held in Ms. Chew’s 401(k) Plan, and (c) 60,000 Shares issuable upon exercise of stock options.   Excludes 10,000 Shares issuable upon exercise of a stock option, which stock option is not exercisable until June 22, 2010.

(6)

Includes (a) 137,135 Shares owned by Mr. Landy’s wife, (b) 172,608 Shares held by Landy Investments, Ltd. for which Mr. Landy has power to vote, (c) 65,912 Shares held in the Landy & Landy Profit Sharing Plan of which Mr. Landy is a Trustee with power to vote, (d) 57,561 Shares held in the Landy & Landy Pension Plan of which Mr. Landy is a Trustee with power to vote, (e) 50,000 Shares held in the Eugene W. Landy Charitable Lead Annuity Trust, a charitable trust for which Mr. Landy has power to vote, (f) 75,000 Shares held in the Eugene W. Landy and Gloria Landy Family Foundation, a charitable trust for which Mr. Landy has power to vote, (g) 5,000 Shares held in Windsor Industrial Park, over which Mr. Landy has shared voting and dispositive power, and (h) 5,676 Shares held in Juniper Plaza Associates, over which Mr. Landy has shared voting and dispositive power.

(7)

Includes (a) 34,178 Shares owned jointly with Mr. Landy’s wife, (b) 13,010 Shares in custodial accounts for Mr. Landy’s minor children under the NJ Uniform Transfers to Minors Act in which he disclaims any beneficial interest but has power to vote, (c) 6,221 Shares in the Samuel Landy Limited Partnership, (d) 21,789 Shares held in Mr. Landy’s 401(k) Plan, and (e) 325,000 Shares issuable upon exercise of stock options.   Excludes 25,000 Shares issuable upon exercise of a stock option, which stock option is not exercisable until January 8, 2011.

(8)

Includes (a) 8,858 Shares owned by Mr. Landy’s wife, (b) 35,273 Shares in custodial accounts for Mr. Landy’s minor children under the NJ Uniform Transfers to Minors Act in which he disclaims any beneficial interest but has power to vote, (c) 5,750 Shares held in Mr. Landy’s 401(k) Plan, and (d) 15,000 Shares issuable upon exercise of a stock option.  Excludes 5,000 Shares issuable upon exercise of a stock option, which stock option is not exercisable until June 22, 2010.

(9)

Includes 136,407 Shares held by Mitchell Partners in which Mr. Mitchell has a beneficial interest.

(10)

Includes 50,563 Shares owned by Mr. Molke’s wife.

(11)

Includes 56,878 Shares held by Rothenberg Investments, Ltd. in which Dr. Rothenberg has a beneficial interest.

(12)

Includes 731 Shares in custodial accounts for Mr. Wolgin’s minor children under the Uniform Transfers to Minors Act in which he disclaims any beneficial interest but has power to vote.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the "Committee") of the Board has been appointed to discharge the Board's responsibilities relating to the compensation of the Company's executive officers. The Committee has the overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company. The Committee's primary objectives include serving as an independent and objective party to review such compensation plans, policies and programs.  Our Compensation Committee does not operate under a written charter.

Throughout this report, the individuals who served as the Company’s chief executive officer and chief financial officer during fiscal 2009, as well as the other individuals included in the Summary Compensation Table presented below in Item 11 of this report, are sometimes referred to in this report as the "named executive officers."

Compensation Philosophy and Objectives

The Compensation Committee believes that a well-designed compensation program should align the goals of the shareholders with the goals of the chief executive officer, and that a significant part of the executive's compensation, over the long term, should be dependent upon the value created for shareholders. In addition, all executives should be held accountable through their compensation for the performance of the Company, and compensation levels should also reflect the executive's individual performance in an effort to encourage increased individual contributions to the Company's performance. The compensation philosophy, as reflected in the Company's employment agreements with its executives, is designed to motivate executives to focus on operating results and create long-term shareholder value by:

• establishing a plan that attracts, retains and motivates executives through compensation that is competitive with a peer group of other publicly-traded real estate investment trusts, or REITs;

• linking a portion of executives' compensation to the achievement of the Company's business plan by using measurements of the Company's operating results and shareholder return; and

• building a pay-for-performance system that encourages and rewards successful initiatives within a team environment.

The Compensation Committee believes that each of the above factors is important when determining compensation levels for named executive officers. The Committee reviews and approves the employment contracts for the Chairman of the Board and President, including performance goals and objectives.  The Committee annually evaluates performance of these executive officers in light of those goals and objectives. The Committee considers the Company's performance, relative stockholder return, the total compensation provided to comparable officers at similarly-situated companies, and compensation given to named executive officers in prior years. The Committee uses the Residential Sector of the Real Estate Compensation Survey (the survey), produced under the guidance of the National Association of Real Estate Investment Trusts (NAREIT), as a guide to setting compensation levels.  Participant company data is not presented in a manner that specifically identifies any named individual or company.  This survey details compensation by position type with statistical salary and bonus information for each position.  The Company’s salary and bonus amounts are compared to the ranges presented for reasonableness. To that end, the Committee believes executive compensation packages provided by the Company to its executive officers should include both base salaries and annual bonus awards that reward corporate and individual performance, as well as give incentives to those executives who meet or exceed established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes all final compensation decisions for the Company's executive officers. The president annually reviews the performance of the chief financial officer and then presents his conclusions and recommendations to the Committee with respect to base salary adjustments and annual cash bonus and stock option awards. The Committee exercises its own discretion in modifying any recommended adjustments or awards, but does consider the recommendations from the president.

Role of Grants of Stock Options in Compensation Analysis

The Committee views the grant of stock options as a form of long-term compensation.  The Committee believes that the grant of these options promotes the Company's goal of retaining key employees, and aligns the key employee's interests with those of the Company's shareholders from a long-term perspective.  The number of options granted to each employee is determined by consideration of various factors including, but not limited to, the employee’s title, responsibilities and years of service.

Role of Employment Agreements in Determining Executive Compensation

Each of the Company's currently employed executive officers is a party to an employment agreement.  These agreements provide for base salaries, bonuses and customary fringe benefits.  The key elements of our compensation program for the named executive officers are base salary, bonuses, stock options and perquisites and other benefits.  Each of these is addressed separately below.  In determining initial compensation, the compensation committee considers all elements of a named executive officer’s total compensation package in comparison to current market practices and other benefits.

Base Salaries

Base salaries are paid for ongoing performance throughout the year. In order to compete for and retain talented executives who are critical to the Company's long-term success, the Committee has determined that the base salaries of named executive officers should approximate those of executives of other equity REITs that compete with the Company for employees, investors and business, while also taking into account the named executive officers' performance and tenure and the Company's performance relative to its peer companies within the REIT industry using the NAREIT Compensation Survey described above.

Bonuses

In addition to the provisions for base salaries under the terms of our employment agreements, the president is entitled to receive an annual maximum cash bonus of up to 21% of base salary, based on the achievement of certain performance goals set by the Committee.  In order to receive a bonus, FFO must have increased 3% during the year, or 9% over the three year contract period.  The following are the performance goals for the president:

a.

FFO per share to increase 5% per year. Income to be calculated based on ordinary park operation including sales of homes after tax income.  Extraordinary one time items are not to be included for performance purposes.  Any increase or decrease in the number of shares is to be adjusted so that the determination is based on a constant number of shares.  (Bonus of 7% of base salary.)

b.

There shall be a minimum of 175 new home sales per year.  (Bonus of 10% of base salary.)

c.

Occupancy to increase 1%, with not more than 10% of the increase being from rentals.  (Bonus of 10% of base salary.)

d.

Acquisition of at least 250 spaces per year.  (Bonus of 7% of base salary.)

The bonus awarded to other senior executives is determined by consideration of various factors including, but not limited to, the employee’s title, responsibilities and years of service.

Stock Options

The employment agreements also provide that certain executives are eligible for grants of stock options.

Perquisites and Other Personal Benefits

The Company's employment agreements provide the named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.

The named executive officers are provided the following benefits under the terms of their employment agreements: an allotted number of paid vacation weeks; eligibility for the executives, spouses and dependents in all Company sponsored employee benefits plans, including 401(k) plan, group health, accident, and life insurance, on such terms no less favorable than applicable to any other executive; use of an automobile; and, supplemental long-term disability insurance, at the Company's cost, as agreed to by the Company and the executive.  Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2009, are included in “All Other Compensation” of the Summary Compensation Table provided below under Item 11 of this report.

Payments upon Termination or Change in Control

In addition, the named executive officers' employment agreements each contain provisions relating to change in control events and severance upon termination for events other than without cause or good reason (as defined under the terms of the employment agreements). These change in control and severance terms are designed to promote stability and continuity of senior management. Information regarding these provisions is included in “Employment Agreements” provided below in Item 11 of this report.  There are no other agreements or arrangements governing change in control payments.

Evaluation

Mr. Eugene Landy is under an employment agreement with the Company.  His base compensation under his amended contract was increased in 2004 to $175,000 per year.  Mr. Eugene Landy also received $36,801 in director’s fees, legal fees and fringe benefits.

The Committee also reviewed the progress made by Mr. Samuel A. Landy, President, including funds from operations.  Mr. Samuel Landy is under an employment agreement with the Company.  His base compensation under this contract was $300,000 for 2009.  Mr. Samuel Landy also received bonuses totaling $41,500, option awards with a fair value of $14,300 and director’s fees and fringe benefits totaling $25,700.  Bonuses were primarily based upon achievement of certain performance goals.

Ms. Chew is under an employment agreement with the Company.  Her base compensation under this contract is $248,208 for 2009.  Ms. Chew also received bonuses totaling $25,047, option awards with a fair value of $3,700 and director’s fees and fringe benefits totaling $25,700.  Bonuses were based on performance, recommended by the president and approved by the Committee.

Ms. Nagelberg is under an employment agreement with the Company.  Her base compensation under this contract is $178,126 for 2009.  Ms. Nagelberg also received bonuses totaling $9,351 and option awards with a fair value of $1,850.  Bonuses were based on performance, recommended by the president and approved by the Committee.

The Committee has also approved the recommendations of the President concerning the other named executives’ annual salaries, bonuses, option grants and fringe benefits.

In addition to its determination of the executive's individual performance levels for 2009, the Committee also compared the executive's total compensation for 2009 to that of similarly-situated personnel in the REIT industry using the NAREIT Compensation Survey described above.  The Company’s salary and bonus amounts were compared to the ranges presented for reasonableness.   The Company’s total compensation fell in the lowest range (25th percentile) of this survey.

Risk Management

The Board of Directors does not believe that the Executive Compensation Program raises any risks that are reasonably likely to have a material adverse effect on the Company.  Executive Officers are compensated on a fixed salary basis and have not been awarded any bonuses or other compensation that might encourage the taking of unnecessary or excessive risks that threaten the long-term value of the Company.  The Board has attempted to align the interests of the Board of Directors and the Executive Officers with the long-term interests of the Company and the Shareholders through grants of stock options under the Stock Option and Stock Award Plan, thereby giving the Board and Executive Officers additional incentives to protect the long-term value of the Company.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this report.

Compensation Committee:

James E. Mitchell

Richard H. Molke

Eugene Rothenberg

Stephen B. Wolgin

Summary Compensation Table

The following Summary Compensation Table shows compensation paid by the Company for services rendered during 2009, 2008 and 2007 to the Chairman of the Board, President, Vice President and General Counsel.  There were no other executive officers whose aggregate cash compensation exceeded $100,000:

Name and Principal Position	Year	Salary	Bonus	Option Awards (5)	All Other Compen-sation	Total

Eugene W. Landy	2009	$175,000	$ -0-	$ -0-	$36,801 (1)	$211,801
Chairman of the	2008	175,000	-0-	-0-	19,801 (2)	194,801
Board	2007	175,000	-0-	-0-	18,801 (2)	193,801

Samuel A. Landy	2009	300,000	41,500	14,300	25,700 (3)	381,500
President	2008	363,739	43,452	32,268	23,750 (3)	463,209
	2007	363,739	42,239	67,876	22,600 (3)	496,454

Anna T. Chew (4)	2009	248,208	25,047	3,700	25,700 (3)	302,655
Vice President	2008	248,208	24,547	2,800	26,220 (3)	301,775
	2007	236,389	22,092	12,600	25,070 (3)	296,151

Allison Nagelberg	2009	178,126	9,351	1,850	-0-	189,327
General Counsel	2008	169,644	8,525	1,400	-0-	179,569
	2007	149,138	3,107	6,300	-0-	158,545

(1)

Represents Director’s fees of $16,500, legal fees of $17,500 and fringe benefits.

(2)

Represents Director’s fees of $17,000 and $16,000 for 2008 and 2007, respectively, and fringe benefits.

(3)

Represents Director’s fees of $16,500, $17,000 and $16,000 for 2009, 2008 and 2007, respectively, fringe benefits and discretionary contributions by the Company to the Company’s 401(k) Plan allocated to an account of the named executive officer.

(4)

Approximately 25% of her compensation is billed to MREIC and, prior to the merger, MCC.

(5)

These values were established using the Black-Scholes stock option valuation model. The following weighted-average assumptions were used in the model for 2009, 2008 and 2007, respectively: expected volatility of 21.14%, 18.52% and 18.09%; risk-free interest rate of 2.62%, 3.46% and 4.79%; dividend yield of 9.25%, 8.13% and 6.54%; expected life of the options of eight years; and forfeitures of $-0-. The actual value of the options will depend upon the performance of the Company during the period of time the options are outstanding and the price of the Company’s common stock on the date of exercise.

(6)

Michael P. Landy, the Company’s Vice President – Investments, is paid by MREIC, a related company.  Approximately 35% of his total compensation cost, or $70,000, is allocated to the Company by MREIC, pursuant to a cost sharing arrangement between the Company and MREIC.  See MREIC’S annual report on Form 10-K for details of Mr. Michael Landy’s employment agreement and compensation arrangement.  Mr. Michael Landy also received stock options to purchase 5,000, 5,000 and 10,000 shares of the Company’s common stock, for 2009, 2008 and 2007, respectively.  The estimated value of these options based on the Black-Scholes stock option valuation model as described in

5) above was $1,850, $1,400 and $12,600 for 2009, 2008 and 2007, respectively.

Grants of Plan-Based Awards

On August 14, 2003, the shareholders approved and ratified the Company’s 2003 Stock Option Plan (the 2003 Plan) authorizing the grant to officers and key employees of options to purchase up to 1,500,000 shares of common stock.  All options are exercisable one year from the date of grant.  The option price shall not be below the fair market value at date of grant.  If options granted under the 2003 Plan expire or terminate for any reason without having been exercised in full, the Shares subject to, but not delivered under, such options shall become available for additional option grants under the 2003 Plan.  This Plan replaced the Company’s 1994 Stock Option Plan which, pursuant to its terms, terminated December 31, 2003.  The outstanding options under this plan remain outstanding until exercised, forfeited or expired.

During the years ended December 31, 2009, 2008 and 2007, options to purchase 138,000, 100,000 and 108,000 shares, respectively, were granted.  No options were exercised during 2009 or 2008.  During the year ended December 31, 2007, options to purchase 18,812 shares were exercised.  During the years ended December 31, 2009, 2008 and 2007, options to purchase 6,000, -0-, and 11,188 shares, respectively, were forfeited.

The following table sets forth, for the executive officers named in the Summary Compensation Table, information regarding individual grants of stock options made during the year ended December 31, 2009:

Name	Grant Date	Number of Shares Underlying Options (1)	Exercise Price of Option Award	Grant Date Fair Value (2)

Samuel A. Landy	01/07/09	14,000	$7.12	$2,100
Samuel A. Landy	01/07/09	61,000	6.47	12,200
Anna T. Chew	06/22/09	10,000	7.57	3,700
Allison Nagelberg	06/22/09	5,000	7.57	1,850

(1)

These options expire 8 years from grant date.

(2)

These values were established using the Black-Scholes stock option valuation model.  The following weighted-average assumptions were used in the model:  expected volatility of 21.14%; risk-free interest rate of 2.62%; dividend yield of 9.25%; expected life of the options of eight years; and forfeitures of $-0-. The actual value of the options will depend upon the performance of the Company during the period of time the options are outstanding and the price of the Company’s common stock on the date of exercise.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for the executive officers named in the Summary Compensation Table, information regarding stock options outstanding at December 31, 2009:

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options UnExercisable (1)	Option Exercise Price	Option Expiration Date

Samuel A. Landy	25,000	-0-	$12.95	01/04/10
Samuel A. Landy	25,000	-0-	16.92	08/18/11
Samuel A. Landy	25,000	-0-	18.62	01/16/12
Samuel A. Landy	6,400	-0-	17.19	02/01/13
Samuel A. Landy	43,600	-0-	15.62	02/01/13
Samuel A. Landy	5,800	-0-	17.21	01/09/14
Samuel A. Landy	44,200	-0-	15.62	01/09/14
Samuel A. Landy	5,800	-0-	17.06	01/03/15
Samuel A. Landy	44,200	-0-	15.51	01/03/15
Samuel A. Landy	7,700	-0-	12.97	01/08/16
Samuel A. Landy	42,300	-0-	11.79	01/08/16
Samuel A. Landy	-0-	14,000	7.12	01/07/17
Samuel A. Landy	-0-	61,000	6.47	01/07/17

Anna T. Chew	10,000	-0-	15.00	08/25/11
Anna T. Chew	10,000	-0-	13.05	07/06/12
Anna T. Chew	10,000	-0-	15.05	07/18/13
Anna T. Chew	10,000	-0-	15.15	07/21/14
Anna T. Chew	10,000	-0-	14.21	07/19/15
Anna T. Chew	10,000	-0-	7.55	09/25/16
Anna T. Chew	-0-	10,000	7.57	06/22/17

Michael P. Landy	10,000	-0-	14.21	07/19/15
Michael P. Landy	5,000	-0-	7.55	09/25/16
Michael P. Landy	-0-	5,000	7.57	06/22/17

Allison Nagelberg	5,000	-0-	14.21	07/19/15
Allison Nagelberg	5,000	-0-	7.55	09/25/16
Allison Nagelberg	-0-	5,000	7.57	06/22/17

(1)  All options are exercisable one year from date of grant, January 7, 2010 for Mr. Samuel Landy and June 22, 2010 for Ms. Chew, Mr. Michael Landy and Ms. Nagelberg.

Employment Agreements

The Company has an Employment Agreement with Mr. Eugene W. Landy, Chairman of the Board.  Under this agreement, Mr. Landy received an annual base compensation of $150,000 (as amended) plus bonuses and customary fringe benefits, including health insurance, participation in the Company’s 401(k) Plan, stock options, five weeks’ vacation and use of an automobile.  Additionally, there may be bonuses voted by the Board of Directors.  The Employment Agreement is terminable by either party at any time subject to certain notice requirements.  On severance of employment by the Company, Mr. Landy will receive severance of $450,000, payable $150,000 on severance and $150,000 on the first and second anniversaries of severance.  In the event of disability, Mr. Landy’s compensation will continue for a period of three years, payable monthly.  On retirement, Mr. Landy will receive a pension of $50,000 a year for ten years, payable in monthly installments.  In the event of death, Mr. Landy’s designated beneficiary will receive $450,000, $100,000 thirty days after death and the balance one year after death.  The Employment Agreement automatically renews each year for successive one-year periods.  Effective January 1, 2004, this agreement was amended to increase Mr. Landy's annual base compensation to $175,000.  Additionally, Mr. Landy's pension benefit of $50,000 per year has been extended for an additional three years.  On April 14, 2008, the Company executed a Second Amendment to the Employment Agreement with Mr. Landy (the second amendment).  The second amendment provides that in the event of a change in control, Eugene W. Landy shall receive a lump sum payment of $1,200,000, provided the sale price of the Company is at least $16 per share of common stock.  A change of control shall be defined as the consummation of a reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of the assets of the Company.  This change of control provision shall not apply to any combination between the Company and MREIC.  Payment shall be made simultaneously with the closing of the transaction, and only in the event that the transaction closes.

Effective January 1, 2009, the Company and Samuel A. Landy entered into a new three-year Employment Agreement under which Mr. Samuel Landy receives an annual base salary of $300,000 for 2009, $315,000 for 2010 and $330,000 for 2011, subject to increases in Funds from Operations (FFO) of 3% per year or 9% over the three-year period.  If this increase is not met, the salary increase will be limited to the increase in the consumer price index.  Bonuses are based on performance goals relating to FFO, home sales, occupancy and acquisitions, with a maximum of 21% of salary.  Mr. Samuel Landy will also receive stock options to purchase 75,000 shares in January 2009 and 25,000 shares in January 2010.  Mr. Samuel Landy will receive customary fringe benefits, four weeks vacation, reimbursement of reasonable and necessary business expenses and use of an automobile.  The Company will reimburse Mr. Samuel Landy for the cost of a disability insurance policy.  In the event of a merger, sale or change of voting control of the Company, excluding transactions between the Company and MREIC, Mr. Samuel Landy will have the right to extend and renew this employment agreement so that the expiration date will be three years from the date of merger, sale or change of voting control, or the employee may terminate the employment agreement and be entitled to receive one year’s compensation in accordance with the agreement.  If there is a termination of employment by the Company for any reason, either involuntary or voluntary, including the death of the employee, the employee shall be entitled to the greater of the salary due under the remaining term of the agreement or one year’s compensation at the date of termination, paid monthly over the remaining term or life of the agreement.

Effective January 1, 2009, the Company and Anna T. Chew entered into a new three-year employment agreement, under which Ms. Chew receives an annual base salary of $248,200 for 2009, $260,600 for 2010 and $273,700 for 2011, plus bonuses and customary fringe benefits.  Ms. Chew will also receive four weeks vacation, reimbursement of reasonable and necessary business expenses and use of an automobile.  The Company will reimburse Ms. Chew for the cost of a disability insurance policy such that, in the event of the employee’s disability for a period of more than 90 days, the employee will receive benefits up to 60% of her then-current salary.  In the event of a merger, sale or change of voting control of the Company, excluding transactions between the Company and MREIC, the employee will have the right to extend and renew this employment agreement so that the expiration date will be three years from the date of merger, sale or change of voting control, or the employee may terminate the employment agreement and be entitled to receive one year’s compensation in accordance with the agreement.  If there is a termination of employment by the Company for any reason, either involuntary or voluntary, including the death of the employee, other than a termination for cause as defined by the agreement, the employee shall be entitled to the greater of the salary due under the remaining term of the agreement or one year’s compensation at the date of termination, paid monthly over the remaining term or life of the agreement.

Effective January 1, 2007, the Company and Allison Nagelberg, General Counsel, entered into a three-year employment agreement, under which Ms. Nagelberg receives an annual base salary of $161,566 for 2007, $169,977 for 2008 and $178,126 for 2009, plus bonuses and customary fringe benefits.  Ms. Nagelberg will also receive four weeks vacation and reimbursement of reasonable and necessary business expenses.  Pursuant to this employment agreement, the Company’s president must request annually that the Company’s stock option committee grant Ms. Nagelberg an option to purchase 5,000 shares of the Company’s common stock, although the employment agreement does not require that the stock option committee grant any options.  In the event of a merger, sale or change of voting control of the Company, the employee will have the right to extend and renew this employment agreement so that the expiration date will be three years from the date of merger, sale or change of voting control.  If there is a termination of employment for any reason, either involuntary or voluntary, including the death of the employee, the employee shall be entitled to one year’s compensation.

Effective January 1, 2010, the Company and Allison Nagelberg, General Counsel, entered into a three-year employment agreement, under which Ms. Nagelberg receives an annual base salary of $178,126 for 2010, $178,126 for 2011 and $196,000 for 2012, plus bonuses and customary fringe benefits.  Ms. Nagelberg will also receive four weeks vacation and reimbursement of reasonable and necessary business expenses.  Pursuant to this employment agreement, the Company will also pay on behalf of Ms. Nagelberg, all tuition and fees associated with her pursuit of an Executive MBA degree.  In the event of a merger, sale or change of voting control of the Company, the employee will have the right to extend and renew this employment agreement so that the expiration date will be three years from the date of merger, sale or change of voting control.  If there is a termination of employment by the Company for any reason, either involuntary or voluntary, including the death of the employee, other than a termination for cause as defined by the agreement, the employee shall be entitled to the greater of the salary due under the remaining term of the agreement or one year’s compensation at the date of termination, paid monthly over the remaining term or life of the agreement.

Other Information

Except as provided in the specific agreements described above, the Company has no pension or other post-retirement plans in effect for Officers, Directors or employees.  The Company’s employees may elect to participate in the Company’s 401(k) Plan.

Director Compensation

The Directors receive a fee of $1,500 for each Board meeting attended, $500 for each Board phone meeting and an additional fixed annual fee of $10,000, payable $2,500 quarterly.   Directors appointed to house committees receive $150 for each meeting attended.  Those specific committees are Compensation Committee, Audit Committee and Nominating Committee.

	Fees Earned or Paid in Cash
Director	Annual Board Cash Retainer	Meeting Fees	Committee Fees	Total

Ernest Bencivenga (1)	$10,000	$4,500	$-0-	$14,500
Anna T. Chew	10,000	6,500	-0-	16,500
Charles Kaempffer (1)	10,000	4,500	600	15,100
Eugene W. Landy	10,000	6,500	-0-	16,500
Samuel A. Landy	10,000	6,500	-0-	16,500
James E. Mitchell (2)	10,000	5,000	900	15,900
Richard H. Molke (2)	10,000	6,500	900	17,400
Eugene Rothenberg (2)	10,000	6,500	900	17,400
Stephen B. Wolgin (2)	10,000	6,500	900	17,400

Total	$90,000	$53,000	$4,200	$147,200

The following table sets forth a summary of director compensation for the fiscal year ended December 31, 2009:

(1)

Emeritus directors are retired directors who are not entitled to vote on board resolutions; however they receive directors’ fees for participation in the board meetings.

(2)

Mr. Mitchell, Mr. Molke, Mr. Rothenberg and Mr. Wolgin are members of the audit committee, the compensation committee and the nominating committee.  The Board has determined that Mr. Mitchell and Mr. Wolgin are considered “audit committee financial experts” within the meaning of the rules of the SEC and are “financially sophisticated” within the meaning of the listing requirements of the NYSE Amex.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks and no member of the compensation committee has served as an officer or employee of the Company or any of its subsidiaries at any time.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors adopted a written charter for the Audit Committee in March, 2001.  The Board of Directors amended this charter in January 2008 to state the responsibilities of the Chair of the Audit Committee.  The amended charger is available on the Company’s website www.umh.com.

The Company has an Audit Committee consisting of four “independent” Directors, as defined by the listing standards of the NYSE Amex.  The Audit Committee’s role is to act on behalf of the Board of Directors in the oversight of all material aspects of the Company’s reporting, internal control and audit functions.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2009.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”.

We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1, “Independence Discussions with Audit Committees”, and have discussed with the registered public accounting firm the independence of the independent registered public accounting firm.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Audit Committee:

James E. Mitchell

Richard H. Molke

Eugene Rothenberg

Stephen B. Wolgin

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Reznick Group (Reznick) served as the Company’s independent registered public accountants for the year ended December 31, 2007 and the first quarter of the year ended December 31, 2008.  The following are fees billed by and accrued to Reznick in connection with services rendered:

	2009	2008

Audit Fees	$-0-	$17,000
Audit Related Fees	9,500	-0-
Tax Fees	-0-	-0-
All Other Fees	750	-0-
Total Fees	$10,250	$17,000

Audit fees include professional services rendered for the audit of the Company’s annual financial statements, management’s assessment of internal controls, and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit related fees include services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings, such as consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Tax fees include professional services rendered for the preparation of the Company’s federal and state corporate tax returns and supporting schedules as may be required by the Internal Revenue Service and applicable state taxing authorities.  Tax fees also include other work directly affecting or supporting the payment of taxes, including planning and research of various tax issues.

PKF served as the Company’s independent registered public accountants for the quarters ended June 30, 2008 and September 30, 2008 and for the years ended December 31, 2009 and 2008.  The following are fees billed by and accrued to PKF in connection with services rendered:

	2009	2008

Audit Fees	$131,000	$115,000
Audit Related Fees	3,590	-0-
Tax Fees	42,444	40,000
All Other Fees	-0-	-0-
Total Fees	$177,034	$155,000

           Audit fees include professional services rendered for the audit of the Company’s annual financial statements, management’s assessment of internal controls, and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit related fees include services that are normally provided by the Company’s independent auditors in connection with statutory and regulatory filings, such as consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Tax fees include professional services rendered for the preparation of the Company’s federal and state corporate tax returns and supporting schedules as may be required by the Internal Revenue Service and applicable state taxing authorities.  Tax fees also include other work directly affecting or supporting the payment of taxes, including planning and research of various tax issues.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of audit and permitted non-audit services provided by the Company’s principal independent registered public accounting firm.  The policy requires that all services provided by our principal independent registered public accounting firm to the Company, including audit services, audit-related services, tax services and other services, must be pre-approved by the Committee.  The pre-approval requirements do not prohibit day-to-day normal tax consulting services, which matters will not exceed $10,000 in the aggregate.

The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining PKF’s independence.

COMPARATIVE STOCK PERFORMANCE

The line graph compares the total return of the Company’s common stock for the last five years to the FTSE NAREIT ALL REIT Total Return Index published by the National Association of Real Estate Investment Trusts (NAREIT) and to the S&P 500 Index for the same period.  The total return reflects stock price appreciation and dividend reinvestment for all three comparative indices.  The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no family relationships between any of the Directors or executive officers of the Company, except that Samuel A. Landy and Michael P. Landy are the sons of Eugene W. Landy, the Chairman of the Board and a Director of the Company.

Eugene W. Landy and Samuel A. Landy are partners in the law firm of Landy & Landy, which firm, or its predecessor firms, have been retained by the Company as legal counsel since the formation of the Company, and which firm the Company proposes to retain as legal counsel for the current fiscal year.  The Company now uses outside counsel for most of the legal services required.  The New Jersey Supreme Court has ruled that the relationship of directors also serving as outside counsel is not per se improper, but the attorney should fully discuss the issue of conflict with the other directors and disclose it as part of the proxy statement so that stockholders can consider the conflict issue when voting for or against the attorney/director nominee.

No director, executive officer, or any immediate family member of such director or executive officer may enter into any transaction or arrangement with the Company without the prior approval of the Board of Directors.  The Board of Directors will appoint a Business Judgment Committee consisting of independent directors who are also independent of the transaction or arrangement.  This Committee will recommend to the Board of Directors approval or disapproval of the transaction or arrangement.  In determining whether to approve such a transaction or arrangement, the Business Judgment Committee will take into account, among other factors, whether the transaction was on terms no less favorable to the Company than terms generally available to third parties and the extent of the executive officer’s or director’s involvement in such transaction or arrangement.  While the Company does not have specific written standards for approving such related party transactions, such transactions are only approved if it is in the best interest of the Company and its stockholders.  Additionally, the Company’s Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify the Company’s General Counsel.  Further, to identify related party transactions, the Company submits and requires our directors and executive officers to complete director and officer questionnaires identifying any transactions with the Company in which the director, executive officer or their immediate family members have an interest.

There are five Directors of the Company who are also Directors and stockholders of MREIC.  Stephen B. Wolgin, nominee for Director, is also a Director of MREIC.  The Company holds common stock and convertible debentures of MREIC in its securities portfolio.

Transactions with Monmouth Real Estate Investment Corporation

On July 31, 2007, Monmouth Real Estate Investment Corporation (MREIC) and Monmouth Capital Corporation (MCC), both related entities to the Company, completed a strategic combination whereby a wholly-owned subsidiary of MREIC merged with and into MCC, and MCC survived as a wholly-owned subsidiary of MREIC.  Each outstanding share of MCC’s common stock was converted into and exchanged for 0.655 shares of MREIC’s common stock.  At the time of the merger, the Company had 107,403 shares of MCC common stock which was converted and exchanged for 70,349 shares of MREIC’s common stock.  Additionally, the Company’s $1,000,000 investment in MCC’s outstanding 8% Convertible Subordinated Debentures due 2013 (2013 debenture) was convertible into MREIC common stock at an adjusted conversion price of $9.16 per share.  The 2013 debenture was repurchased by MREIC on October 10, 2008, at par.  The Company’s $5,000,000 investment in MCC’s outstanding 8% Convertible Subordinated Debentures due 2015 is now convertible into MREIC common stock at an adjusted conversion price of $11.45 per share.

On September 13, 2007, the Company purchased 1,000,000 shares of MREIC common stock from Palisade Concentrated Equity Partnership, L.P.(Palisade), an unrelated entity.  The total consideration for the purchase was $8,500,000.  On November 23, 2007, the Company purchased an additional 325,704 shares of MREIC common stock from Palisade for a total consideration of $2,768,484.  The Company has also purchased additional shares of MREIC common stock through MREIC’s Dividend Reinvestment and Stock Purchase Plan.  In addition to the convertible debentures, the Company now owns a total of 1,572,373 shares of MREIC common stock, representing 6.2% of the total shares outstanding at December 31, 2009.

Prior to the merger of MREIC and MCC, the Company operated as part of a group of three public companies (all REITs) which includes the Company, MREIC and MCC, (collectively the affiliated companies).   Some general and administrative expenses were allocated among the affiliated companies based on use or services provided.  Allocations of salaries and benefits are made based on the amount of the employees’ time dedicated to each affiliated company.  Subsequent to the merger, shared expenses are allocated between the Company and MREIC.

Other Matters

The Company has employment agreements with certain executive officers, which in addition to base compensation, bonuses and fringe benefits, provides for specified retirement benefits.  The Company has accrued these benefits on a present value basis over the terms of the agreements.   Amounts accrued under these agreements were $545,058 and $567,058 at December 31, 2009 and 2008, respectively.

In August, 1999, the Company entered into a lease for its corporate offices.  The lease is for a five-year term at market rates with monthly lease payments of $12,000, plus its proportionate share of real estate taxes and common area maintenance. The lessor of the property is owned by certain officers and directors of the Company.  The lease payments and the resultant lease term commenced on May 1, 2000.  Approximately 50% of the monthly lease payment of $12,000, plus its proportionate share of real estate taxes and common area maintenance is reimbursed by other related entities utilizing the leased space (MREIC and MCC).  On May 1, 2005, the Company renewed this lease for an additional five-year term.  The monthly lease payment was increased to $15,000, plus its proportionate share of real estate taxes and common area maintenance.

COMPLIANCE WITH EXCHANGE ACT FILING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Officers and Directors, and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, Directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on review of the copies of such forms furnished to the Company, the Company believes that, during the year, all Section 16(a) filing requirements applicable to its Officers, Directors and greater than 10% beneficial owners were met.

OTHER MATTERS

The Board of Directors knows of no other matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting.  If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the judgment of the persons voting such proxies.  Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will provide, without charge, to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2009 (as filed with the Securities and Exchange Commission), including the financial statements and schedules thereto.  All such requests should be directed to UMH Properties, Inc., Attention:  Stockholder Relations, Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728.

STOCKHOLDER PROPOSALS

In order for Stockholder Proposals for the 2011 Annual Meeting of Stockholders to be eligible for inclusion in the Company’s 2011 Proxy Statement, they must be received by the Company at its office at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728 not later than December 23, 2010.

BY ORDER OF THE BOARD OF DIRECTORS

Elizabeth Chiarella

           Secretary

Dated:  April 23, 2010

Important:  Stockholders can help the Directors avoid the necessity and expense of sending follow-up letters to insure a quorum by promptly casting their vote.  The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.  You are earnestly requested to cast your vote in order that the necessary quorum may be represented at the meeting.

UMH PROPERTIES, INC.

2003 STOCK OPTION AND STOCK AWARD PLAN, AS AMENDED AND RESTATED

SECTION 1

EFFECTIVE DATE AND PURPOSE

1.1 Effective Date. The Board of Directors of the Company first adopted the Plan on June 19, 2003, and approval of the stockholders of the Company was received on August 14, 2003.  The Board of Directors of the Company has adopted an amendment to the Plan on April 9, 2010, subject to the approval of the stockholders of the Company within twelve (12) months of such date.

1.2 Purpose of the Plan. The Plan is designed to provide a means to attract, motivate and retain eligible Participants and to further the growth and financial success of the Company by aligning the interests of Participants through the ownership of Shares and other incentives with the interests of the Company's stockholders.

1.3 Performance Based Compensation.  In addition to the foregoing Section 1.2, the Plan is intended to provide for “performance based compensation” (within the meaning of Section 162(m) of the Code and Treasury regulation section 1.162-27(e)) for executive officers of the Company and its Subsidiaries the Committee determines may be or may become covered employees (within the meaning of Treasury regulation section 1.167-27(c)(2), as amended by administrative pronouncements).  To the extent any Award hereunder is not intended to constitute performance-based compensation, including without limitation, for any Participant that would be deemed a “covered employee”, Sections 1.3.1, 1.3.2, 1.3.3 and 1.3.4 shall not be required to apply.  To the extent that the Committee makes any grants of any Awards hereunder which are intended to qualify as performance based compensation for any such Participants:

1.3.1 Except with respect to the grant of any Options granted hereunder, payments in respect of any Award granted hereunder shall be made solely upon one or more pre-established objective goals.  Such goals shall be established in writing by the Committee not later than 90 days following the commencement of the period of service to which the performance goal relates, provided that the outcome is substantially uncertain at the time the Committee actually establishes the goal.  In no event will a goal be considered to be pre-established if it is established after 25 percent of the period of service (as scheduled in good faith at the time the goal is established) has elapsed.  Any performance goal established in respect of any payment, delivery or lapse of Restrictions with respect to any Award intended to qualify as performance based compensation contemplated by this Section 1.3.1 shall otherwise comply with the terms and conditions of Treasury regulation section 1.162-27(e)(2) as may be applicable.

1.3.2 The business criteria on which any performance goal determined under Section 1.3.1 hereof is based by the Committee shall include one or more of the following, to the extent consistent with the applicable requirements of Treasury regulation section 1.162-27(e)(2): funds from operations, funds from operations per share, net income, net cash provided by operating activities and dividend per share.  With respect to any grant under the Plan intended to constitute “performance-based compensation” for any Participant, the maximum amount of compensation that could be paid to any Participant under this Plan for any Fiscal Year is two million dollars ($2,000,000).

1.3.3   Except as may be provided in any Award Agreement, no payment, delivery or lapse of any Restrictions hereunder in connection with any Award intended to qualify as performance based compensation shall be made to any Participant prior to the time at which this Plan has been approved by shareholders of the Company consistent with Treasury regulation section 1.162-27(e)(4).

1.3.4   The Committee must certify in writing prior to any payment, delivery or lapse of Restrictions with respect to any Award hereunder that the performance goals and any other material terms established by the Committee for any Participant’s Awards have been satisfied in a manner consistent with Treasury regulation section 1.162-27(e)(5).

SECTION 2

DEFINITIONS

2.1 The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.2 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.3 "Award" means, individually or collectively, an Option Award or a Restricted Stock Award.

2.4 "Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Option Award or Restricted Stock Award granted under the Plan.

2.5 "Board" or "Board of Directors" means the Board of Directors of the Company.

2.6 "Cause" means (i) Participant's conviction of a felony or any crime involving moral turpitude, (ii) any public disparagement by the Participant of the Company, or (iii) the willful engaging by the Participant in conduct materially injurious to the Company, monetarily or otherwise.

2.7 "Change in Control" shall have the meaning assigned to such term in Section 10.

2.8 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.9 "Committee" means the committee appointed by the Board pursuant to Section 4.1 to administer the Plan.

2.10 "Company" means UMH Properties, Inc. a Maryland corporation, or any successor thereto.

2.11 “Director” means a director of the Company.

2.12 "Disability" means a permanent and total disability that qualifies a Participant for disability benefits under the Company's long term disability plan; or if no such plan is maintained, a permanent and total disability that renders the Participant unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

2.13 "Employee" means any employee of the Company or its Subsidiaries, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.14 "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.15 "Fair Market Value" means, as of any given date, (i) the closing sales price of the Shares on any national securities exchange on which the Shares are listed; or (ii) if there is no regular public trading market for such Shares, the fair market value of the Shares as determined by the Committee by a reasonable valuation method consistent with Section 409A of the Code.

2.16 "Fiscal Year" means the fiscal year of the Company.

2.17 "Grant Date" means, with respect to an Award, the date such Award is granted to a Participant.

2.18 "Incentive Stock Option" means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.19 "Nonqualified Stock Option" means an Option to purchase Shares which is not an Incentive Stock Option.

2.20 "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

2.21 "Option Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options or Incentive Stock Options.

2.22 "Participant" means an Employee or Director of the Company who has an outstanding Award under the Plan.

2.23 "Plan" means the UMH Properties Inc. 2003 Stock Option and Stock Award Plan, as amended and restated, as set forth in this instrument and as hereafter amended from time to time.

2.24 "Restricted Period" means the period of time during which a Restricted Stock Award to Participant (s) remains subject to the Restrictions imposed on the Shares as determined by the Committee.

2.25 "Restrictions" mean the restrictions and conditions imposed on a Restricted Stock Award as determined by the Committee, which must be satisfied in order for a Participant to become vested in a Restricted Stock Award and receive the underlying Shares free of Restrictions.

2.26 "Restricted Stock" means an award of Shares on which is imposed a Restriction Period.

2.27 "Restricted Stock Award" means a grant under the Plan of Restricted Stock.

2.28 "Retirement" means, with respect to employee Particpants, a Termination of Service by reason of individual’s retirement on or after attaining age 65 (or any earlier normal retirement age specified in a Company-sponsored qualified retirement plan), and with respect to Director Participants, expiration of the term of service on the Board by reason of the Participant’s failure to be elected to the Board pursuant to a regular election or his or her decision not to stand for re-election to the Board.

2.29 "Shares" means the shares of common stock, $.10 par value, of the Company.

2.30 "Subsidiary" means, consistent with Section 424(f) of the Code, any corporation (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities other than the last entity in the unbroken chain owns more than fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

2.31 "Termination of Service" means, a cessation of the employee-employer relationship between such person and the Company or a Subsidiary for any reason unless there is a simultaneous reengagement of the person by the Company or a Subsidiary.

SECTION 3

ELIGIBILITY

3.1 Participants. Awards may be granted in the discretion of the Committee among Directors, key employees and officers of the Company and its Subsidiaries.

3.2 Non-Uniformity. Awards granted hereunder need not be uniform among eligible Participants and may reflect distinctions based on title, compensation, responsibility or any other factor the Committee deems appropriate.

SECTION 4

ADMINISTRATION

4.1 The Committee. The Plan shall be administered by the Compensation Committee comprised of two or more directors of the Company, none of whom shall be officers or employees of the Company and all of whom shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (as required by Section 162(m) of the Code). The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. In the absence of such appointment, the Board of Directors shall serve as the Committee and shall have all of the responsibilities, duties, and authority of the Committee set forth herein.

4.2 Authority of the Committee. The Committee shall have the exclusive authority to administer and construe the Plan in accordance with its provisions. The Committee's authority shall include, without limitation, the power to (a) determine persons eligible for Awards and determine who shall receive Awards, (b) prescribe the terms and conditions of the Awards, (c) determine the time or times and conditions subject to which Awards may become vested, deliverable, exercisable, or as to which any restrictions (including, without limitation, any Restrictions) may apply or lapse, (d) accelerate the time at which all or any part of an Option may become vested or exercisable, or accelerate the time at which the Restrictions on any Restricted Stock Award may lapse, (e) amend or modify the terms and conditions of an Award with the consent of the Participant, (f) interpret, construe and implement the Plan and the Awards, (g) adopt rules, policies, and other procedures for the administration, interpretation and application of the Plan as are consistent therewith and (h) make all other determinations necessary or advisable for the administration of the Plan and or any Award granted hereunder, subject to the exclusive authority of the Board under Section 9.1 to amend or terminate the Plan.

4.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more officers of the Company; provided, however, that the Committee may not delegate its authority and powers in any way which would jeopardize the Plan's qualification under Rule 16b-3 or the deductibility of Awards under Section 162(m) of the Code.

4.4 Factors to Consider for Granting Awards. In making the determination as to the persons to whom an Award shall be granted, the Committee or any delegate may take into account such individual's salary and tenure, duties and responsibilities, their present and potential contributions to the success of the Company, the recommendation of supervisors, and such other factors as the Committee or any delegate may deem important in connection with accomplishing the purposes of the Plan.

4.5 Decisions Binding. All determinations and decisions made by the Committee and any of its delegates pursuant to Section 4.3 shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

4.6 Committee Governance. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The grant of an Award shall be effective only if a written agreement is duly executed and delivered by and on behalf of the Company following such grant. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

SECTION 5

SHARES SUBJECT TO THE PLAN

     5.1 Number of Shares. Subject to adjustment as provided in Section 5.3, the total number of Shares available for grant under the Plan shall not exceed one million five hundred thousand Shares (1,500,000). Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares, or any combination thereof.  The number of Shares in respect of Incentive Stock Options which may be granted hereunder shall not exceed one million five hundred thousand (1,500,000) Shares.  The maximum number of Shares underlying Awards that may be granted as Options in any one Fiscal Year to a Participant shall be two hundred thousand (200,000), as may be adjusted pursuant to Section 5.3 hereof.  The maximum number of Shares underlying Restricted Stock Awards that may be granted in any one fiscal year to a Participant shall be one hundred thousand (100,000), as may be adjusted pursuant to Section 5.3 hereof.

5.2 Adjustments in Shares Available for Certain Events. Unless determined otherwise by the Committee, Shares related to Awards that are forfeited, terminated, expire unexercised, tendered by a Participant to the Company in connection with the exercise of an Award, withheld from issuance in connection with a Participant's payment of tax withholding liability, settled in cash in lieu of Shares, or settled in such other manner so that a portion or all of the Shares included in an Award are not issued to a Participant shall be available for grant under the Plan.

5.3 Adjustments in Awards and Authorized Shares. In the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, combination, or other similar change in the corporate structure of the Company affecting the Shares, the Committee shall, consistent with Section 409A of the Code, adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, and the numerical limits of Section 5.1 in such manner as the Committee shall determine to be advisable or appropriate to prevent the dilution or diminution of such Awards.

5.4 Repurchase Option. The Board may include in the terms of any Award Agreement that the Company shall have the option to repurchase Shares of any Participant acquired pursuant to any Award granted under the Plan upon a Participant's Termination of Service. The terms of such repurchase right shall be set forth in the Award Agreement.

5.5 Buy-Out Provision. The Board may at any time offer on behalf of the Company to buy-out, for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Board shall establish and communicate to the Participants at the time such offer is made; provided, however, to the extent Sections 13(e) and/or 14(e) of the 1934 Act and the rules and regulations thereunder are applicable to any such offer, the Company shall comply with the requirements of such sections.

SECTION 6

STOCK OPTIONS

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the number of Shares subject to each Option. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. Subject to Section 11.1 hereof, each Option may be exercised only after one (1) year of continued employment by the Company or one of its Subsidiaries immediately following the date the Option is granted.

6.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option and such other terms and conditions as the Committee shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

6.3 Exercise Price. Subject to the provisions of this Section 6.3, the Exercise Price for each Option shall be determined by the Committee and shall be provided in each Award Agreement.

6.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, in no case shall the Exercise Price be less than the par value of such Share.

6.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; or, consistent with Section 422(c)(5) of the Code, one hundred ten percent (110%) of the Fair Market Value of a Share if the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code) owns on the Grant Date stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries; provided, however, in no case shall the Exercise Price be less than the par value of such Share.

   6.3.3 Substitute Options. Notwithstanding the provisions of Sections 6.3.1 and 6.3.2, in the event that the Company consummates a corporate transaction within the meaning of Treasury regulation section 1.424-1(a)(3), persons who become Participants on account of such transaction may be granted Options in substitution for options granted by such former employer. If such substitute Options are granted, the Committee, consistent with Treasury regulation section 1.424-1 with respect to an Incentive Stock Option and Treasury regulation section 1.409A-1(b)(5)(v)(D) with respect to a Nonqualified Stock Option, may determine that such substitute Options shall have an exercise price less than one hundred (100%) of the Fair Market Value of the Shares on the Grant Date.

 6.4 Expiration of Options.

 6.4.1 Expiration Dates. Except as provided in Section 6.7.3 regarding Incentive Stock Options, each Option shall terminate upon the earlier of the first to occur of the following events:

(a) The date(s) for termination of the Option set forth in the Award Agreement;

(b) The date determined under Section 6.8 regarding Termination of Service; or

(c) The expiration of ten (10) years from the Grant Date.

6.4.2 Committee Discretion. Subject to the limits of Section 6.4.1, the Committee shall provide in each Award Agreement when each Option expires and becomes unexercisable, and may, after an Option is granted, extend the maximum term of the Option (subject to Section 6.7 regarding Incentive Stock Options).  Notwithstanding the foregoing, however, in no event shall an Option term be extended so as to subject such Option to Section 409A of the Code.

6.5 Exercisability of Options.

6.5.1 Timing of Exercise. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine. After an Option is granted, the Committee may accelerate the exercisability of the Option. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

6.5.2 Restrictions on Exercise. The Committee may postpone any exercise of an Option for such period as the Committee in its discretion may deem necessary in order to permit the Company (i) to effect or maintain registration of the Plan or the Shares issuable upon the exercise of an Option under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares or to list the Shares thereon; or (iii) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (ii) above need be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to permit the exercise of an Option to sell or deliver Shares in violation of any federal or state securities or other law. Any such postponement shall not extend the term of an Option as set forth in Section 6.4.1; and neither the Company nor its directors or officers or any of them shall have any obligation or liability to the Participant, to any successor of a Participant or to any other person with respect to any Shares as to which an Option shall lapse because of such postponement.

6.6 Payment.

   6.6.1 Notice. Options shall be exercised by a Participant's delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

   6.6.2 Form of Payment. Upon the exercise of an Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent.  The Committee may also permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price or (b) by any other means which the Committee determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan and with all applicable laws and regulations, provided that such other means shall be set forth in the Award Agreement.

    6.6.3 Delivery of Certificates. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant, Share certificates(which may be in book entry form) representing such Shares.

6.7 Certain Additional Provisions for Incentive Stock Options.

6.7.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

6.7.2 Company and Subsidiaries Only. Incentive Stock Options may be granted only to Participants who are employees of the Company or its Subsidiaries on the Grant Date.

 6.7.3 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an employee who, together with persons whose stock ownership is attributed to the employee pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, consistent with Section 422(c)(5) of the Code, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

6.8 Termination of Service.

6.8.1 Termination for Cause. Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised after a Participant's Termination of Service by the Company or a Subsidiary for Cause.

6.8.2 Termination Due To Death or Disability. Unless otherwise specifically provided in the Award Agreement, an otherwise outstanding and then exercisable Option may not be exercised beyond the later of (i) three (3) months after a Participant's Termination of Service due to death or Disability and (ii) the date on which such Option was scheduled to expire pursuant to its original terms.

6.8.3 Termination For Other Reasons. Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised beyond the later of (i) three (3) months after a Participant’s Termination of Service for any reason other than described in Section 6.8.1 or 6.8.2 and (ii) the date on which such Option was scheduled to expire pursuant to its original terms.

6.9 Restriction on Option Transfer. Except as otherwise determined by the Committee and set forth in the Award Agreement in connection with any Nonqualified Stock Option, no Option may be transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, except that the Committee may permit a transfer, upon the Participant's death, to beneficiaries designated by the Participant as provided in Section 7.5.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock Awards may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the number of Shares subject to each Award.

7.2 Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the terms and conditions established by the Committee as of the Grant Date. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions of the Restricted Stock Award, including the Restriction Period of the Award and the Restrictions applicable to the Award, including, but not limited to employment status, director tenure, performance goals, rules governing forfeitures and limitations on the sale, assignment, pledge or other encumbrances during the Restricted Period.

7.3 Termination of Service during Restricted Period.

7.3.1 Termination of Service Due To Death or Disability. Unless otherwise specifically provided in the Award Agreement, the Restrictions on any and all then outstanding Restricted Stock Awards shall lapse on the date of such termination.

7.3.2 Termination of Service Due to Involuntary Termination Without Cause After Meeting the Definition of Retirement. Unless otherwise specifically provided in the Award Agreement and except with respect to any Restricted Stock Award that is intended to constitute performance based compensation under Treasury regulation section 1.162-27(e), the Restrictions on any and all then outstanding Restricted Stock Awards shall lapse on the date of any Termination of Service that constitutes an involuntary termination of employment or separation from service with the Company and its Subsidiaries other than for Cause on or after the Participant has met the definition of Retirement.  The Committee in its sole discretion shall have the ability to determine whether any Termination of Service is voluntary or involuntary.

7.3.3 Termination of Service For Other Reasons. Unless otherwise specifically provided in the Award Agreement, a Participant shall forfeit any and all Restricted Stock Awards whose Restrictions have not lapsed in the event of such Participant’s Termination of Service for any reason other than Sections 7.3.1 or 7.3.2 which Termination of Service occurs prior to the expiration of the Restricted Period.

7.3.4  Performance Based Compensation. Notwithstanding any other provision of this Section 7.3, to the extent any Restricted Stock Award is intended to qualify as “performance based compensation” (within the meaning of Treasury regulation section 1.162-27(e)), the Restrictions on such Restricted Stock Awards shall not lapse pursuant to Section 7.3.2 but solely upon the attainment (and the Committee’s valid certification) of any pre-established performance goal requirement as contemplated by Section 162(m) and the Treasury regulations promulgated thereunder.

7.4 Rights of a Stockholder. The Committee may provide in any Award Agreement a Participant’s right to vote Shares in respect of any outstanding Restricted Stock Award and rights and terms and conditions to receive dividends and other distributions payable with respect to such Shares that may become payable beginning from and after the Grant Date in respect of any Restricted Stock Award.

7.5 Issuance of Restricted Stock. The number of shares of Restricted Stock granted shall be recorded on the books of the Company in the name of the Participant.  The Company shall instruct its stock transfer agent to place a stop transfer order on the Restricted Stock until such time as the Restrictions thereon shall lapse. In the event that the Participant shall forfeit all or any portion of the Restricted Stock, the shares which are forfeited automatically shall be transferred back to the Company.

7.6 Tax Consequences. The Committee, in its sole discretion, may permit a Participant recipient who receives a Restricted Stock Award to timely may make an election under Section 83(b) of the Code (a "Section 83(b) Election").

7.7 Transferability. The Shares subject to Restricted Stock Awards shall not be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Participant, during the Restricted Period.

SECTION 8

MISCELLANEOUS

8.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or service at any time, with or without Cause. Employment with the Company or any Subsidiary is on an at-will basis only, unless otherwise provided by an applicable employment or service agreement between the Participant and the Company or any Subsidiary, as the case may be.

8.2 Participation. No Participant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

8.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

8.4 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

8.5 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unexercised Award shall be transferred in the event of the Participant's death.  Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining at the Participant's death shall be transferred to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

8.6 No Rights as Stockholder. No Participant (nor any beneficiary thereof) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or his or her beneficiary).

8.7 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

8.8 Fractional Shares. Notwithstanding any other provision of the Plan to the contrary, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

8.9 Investment Representation. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

8.10 Specified Employees.  In the event any Participant is deemed to be a Specified Employee, as described in Section 409A of the Code, and the Committee determines that Section 409A of the Code would require a six-month delay with respect to any payment hereunder to avoid the imposition of any additional taxes under Section 409A with respect to such Specified Employee, such payment subject to such delay shall be paid at the earliest date permitted under Section 409A of the Code.

SECTION 9

AMENDMENT, TERMINATION, AND DURATION

9.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required by law or to maintain the Plan's qualification under the Code, the rules of any national securities exchange (if applicable), or any other applicable law, any such amendment shall be subject to stockholder approval. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

9.2 Duration of the Plan. The Plan shall become effective in accordance with Section 1.1, and subject to Section 8.1 shall remain in effect thereafter; provided, however, that without further stockholder approval, no Award may be granted under the Plan after the tenth (10th) anniversary of the effective date of the Plan, but Awards granted prior to such tenth (10th) anniversary may extend beyond that date

SECTION 10

TAX WITHHOLDING AND TAX BONUSES

10.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), the Company shall have the power and the right to deduct or withhold from any amounts due to the Participant from the Company, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or the exercise thereof).

10.2 Withholding Arrangements. The Committee, pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

10.3 Tax Bonuses. The Committee shall have the authority, at the time of grant of an Option or at any time thereafter, to approve tax bonuses to designated Participants. The amount of any such payments shall be determined by the Committee.  The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereafter; provided, however, that any tax bonus awarded by the Committee shall be paid to the affected Participant no later than the last day of the Participant’s taxable year next following the Participant’s taxable year in which the related taxes are remitted to the taxing authority.  Except as may be provided by the Committee, no such tax bonus shall be granted to the extent the Committee determines it would result in any additional tax under Section 409A of the Code.

SECTION 11

CHANGE IN CONTROL

11.1 Change in Control. Notwithstanding Section 6.1, if provided under the terms of an Award Agreement for a Stock Option, Awards granted under the Plan that are outstanding and not then exercisable or are subject to restrictions at the time of a Change in Control shall become immediately exercisable, and all restrictions shall be removed, as of such Change in Control, and shall remain as such for the remaining life of the Award as provided herein and within the provisions of the related Award Agreements.  In the case of a Restricted Stock Award where there is a Change in Control during the Restricted Period, the Committee shall have the authority to accelerate the time at which the Restrictions will lapse or to remove any such restriction.

11.2 Definition. For purposes of the Plan, a Change in Control shall be deemed to have occurred at any of the following times:

 (a) Upon the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (excluding, for this purpose, the Company or its affiliates, or any person, entity, or group that has beneficial ownership at the date of the adoption of this Plan of 20% or more of the outstanding shares of common stock of the Company, or any employee benefit plan of the Company or its affiliates which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either the then outstanding shares of common stock of the Company or the Combined Voting Power of the Company's then outstanding voting securities. "Combined Voting Power" means, as to any corporation or other entity, the combined voting power of such corporation's or entity's then outstanding voting securities generally entitled to vote in the election of directors, or comparable     governing body, or the combined voting power of any other entity's voting securities which directly or indirectly has the power to elect a majority of such directors or members of a comparable governing body of such other entity.

 (b) At the time individuals who, as of the date hereof, constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of this Subsection (c)(ii), considered as though such person were a member of the Incumbent Board; or

(c) Upon the consummation of a merger, consolidation or other similar reorganization involving the Company and one or more other entities (in each case, with respect to which persons who were the shareholders of the Company immediately prior to such merger, consolidation or reorganization do not, immediately thereafter, own more than 50% of the Combined Voting Power of the merged, consolidated or reorganized entity's then outstanding voting securities) or the consummation of a sale of all or substantially all of the assets of the Company (other than a transaction in which persons who were shareholders of the Company immediately prior to such sale immediately after the consummation thereof own more than 50% of the Combined Voting Power of the entity acquiring such assets) or the approval by the shareholders of the Company of a plan of liquidation or dissolution of the Company; or

(d) The occurrence of any other event which the Incumbent Board in its sole discretion determines constitutes a Change of Control.

SECTION 12

LEGAL CONSTRUCTION

12.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

12.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3 Requirements of Law. The grant of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required from time to time.

12.4 Securities Law Compliance. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to comply with any applicable federal or state securities law, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

12.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Maryland.

12.6 Captions. Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of the Plan.

12.7 Section 409A. It is intended that the Plan shall be and shall remain largely exempt from Section 409A of the Code. However, if Section 409A of the Code is deemed to apply to the Plan or any payments or awards hereunder, then the Plan, payments or Awards shall be structured, interpreted and administered by the Committee to be consistent with the requirements of Section 409A of the Code. Any provisions of Section 409A of the Code (or any guidance thereunder) which are required to be in the Plan, and which are not already contained herein, are hereby incorporated by reference.

UMH PROPERTIES, INC.
By:

Title: